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                             MEMORANDUM OF AGREEMENT

                                     between

                            HEALTH STRATEGIES LIMITED
                                   17 Bond St
                                    St.Helier
                                     Jersey
                                 Channel Islands
                              (herein called "HSL")
                                 of the one part

                                       and

                              UNILABS GROUP LIMITED
                                   Road Town
                                  Pasea Estate
                             P.O. Box 3149 TORTOLA
                             British Virgin Islands
                             (herein called "UGL")
                               of the other part

                                     Whereas

(A) HSL is engaged in the health services industry and has acquired the European copyright and other intellectual property rights described in
       Part I of the First Schedule to this Agreement (herein called "the Rights") in a software package and related know-how described in Part II of the First Schedule to this Agreement (herein called "the Product").

(B)    HSL wishes to introduce and distribute the Product in Europe.

(C) UGL is experienced in the health services industry in Europe and wishes to participate in the introduction and distribution of the Product in Europe.

THE PARTIES HAVE AGREED AS FOLLOWS:

                                       I.

To incorporate a company with the characteristics more particularly set forth in the Second Schedule hereto (herein called "the Company") as soon as possible after signature of this Agreement but in any event at the latest on the 15th of September 1995.

                                       II.

To pay in United States dollars upon incorporation the following amounts to the Company (or to such account for the Company as HSL may direct in writing in the form of paid in capital and surplus:-

                            capital                            surplus
HSL                         $2'500                             nil
UGL                         $5'000                             $2'000'000


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                                      III.

In addition UGL undertakes to pay in United States dollars the following further amounts to the Company (or to such account for the Company as HSL may direct in writing)in the form of paid in surplus no later than the date set next to each amount:

                            surplus                            date of payment
UGL                         $500'000                           15 September 1996
UGL                         $500'000                           15 September 1997

                                       IV.

Subject to II above and within 10 days of 15 September 1995, or such other date as each of the parties to this Agreement may agree, HSL will procure that the Rights are transferred to the Company in exchange for a cash payment by the Company to HSL or its nominee of US$1'500'000.

                                       V.

Commencing 1st October 1995, HSL or its nominee will develop for the Company a marketing plan for the Product for which HSL or its nominee will be remunerated by the Company in United States dollars as follows:

Date of Payment          Amount
1st October 1995         $500'000
1st October 1996         $500'000
1st October 1997         $500'000

The parties will procure that the Company enters into an agreement for the development of a marketing plan with HSL or its nominee which agreement will comply with the terms set forth in the Third Schedule hereto and shall contain no more onerous provisions as regards HSL without its prior agreement.


                                       VI.

All other matters required to make the Company a going concern will be determined by the Company by its directors and where required its shareholders after incorporation. Each party undertakes to use its best endeavours for and on behalf of the Company to successfully introduce and distribute the Product in Europe.

Each of HSL and UGL agree and undertake not to compete directly or indirectly with the business of the Company within the territory of Europe such obligation not including but not being limited to refraining from (directly or indirectly) investing, controlling, entering into an employment, consulting or other relationship with competing companies or businesses and not soliciting any clients or employees of the Company. This undertaking shall continue for so long as the Company has not been liquidated.

                                      VII.

Each party may assign its rights and obligations under this Agreement to a company or person of its choosing after obtaining the prior written consent of the other party and subject to the condition (which the assignor and the assignee must accept in writing addressed to the other party to this Agreement) that the assignor party to this Agreement

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and the assignee are jointly and  severally  liable for all  obligations  of the assignor under or connected with this Agreement.

The parties hereto hereby agree that in the event of nonperformance of any assignee (including non-payment of any payment required under Articles II and III above) the assignor party to this Agreement and the assignee will be jointly and severally liable to remedy the default (including pay any unpaid amount) to the Company.

                                      VIII.

UGL hereby  irrevocably  agrees  that the  capital to be paid by it  pursuant to
Article II above is to be used by the Company to pay the British Virgin Islands Government taxes and registered office fees and the surplus amounts to be paid by it pursuant to Articles II and III above are to be paid by the Company to HSL or its nominee in pursuance of Articles IV and V above and are not to be used for any other purpose. UGL will exercise any and all of its rights in the Company (including procuring that its representative on the Board of Directors approves all such action) to obtain that the Company enters into the agreements for transfer of the Rights and for development of a marketing plan contemplated under Articles IV and V hereof and UGL hereby irrevocably and unconditionally guarantees all payments to be made to HSL or its nominee pursuant to this Agreement and such further agreements as are made between the Company and HSL or its nominee.

Other financing requirements of the Company will be met by agreement between the parties, either by further capital contributions or by third party financing.

                                       IX.

In the event that, for any reason whatsoever, the Company is not incorporated or the proposed marketing plan is not required or continued with after incorporation of the Company, or in the event of breach of its non-compete obligation or breach of its secrecy undertaking, UGL hereby unconditionally and irrevocably agrees to pay HSL or its nominee US$3'000'000 as liquidated damages provided that the liquidated damages of US$3'000'000 shall be reduced by any amounts already paid to HSL or its nominee by the Company in accordance with Articles IV and V above.

                                       X.

Both parties hereby agree to sign a complete secrecy undertaking with respect to the Rights and the Product and the business affairs of the Company.

                                       XI.

This Agreement shall be governed by and construed in accordance with the laws of Switzerland and the parties hereby agree to submit any disputes arising with respect to or in connection with this Agreement to be finally decided by one or more arbitrators in accordance with the Rules of Arbitration of the Chamber of Commerce and Industry of Geneva. The arbitration proceedings shall be conducted in English and the arbitration shall take place in Geneva.

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Made in Jersey , on 14 September 1995
In two original copies

/s/

SIGNED SEALED AND DELIVERED BY
HEALTH STRATEGIES LIMITED

/s/

SIGNED SEALED AND DELIVERED BY
UNILABS GROUP LIMITED


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                               THE FIRST SCHEDULE

Part I.                            "the Rights"

 Name                              of  Software   Software  known  as  "MDM"  as
                                   developed  by Medical  Diagnostic  Management
                                   Inc.

 Description of                    Understanding of how ancillary services
 Know-How                          (such as clinical laboratory testing,
                                   radiology services, physical therapy, medical equipment rental, and chiropractic services) are provided to the out patient market, particularly, how to organize such services in an efficient and cost effective network, saving costs to the payor whilst maintaining delivery to the patient and doctor.

Part II.                           "the Product"

A software package known as "MDM" which operates as a sophisticated payments system for health insurance companies. The package and related know-how permits processing of payments by the relevant insurance company and through a networking system also checks claims for tests provided at the relevant doctor's request against industry averages thereby identifying test service providers who deviate from the industry norm.

Health insurance companies who use the system will pay a service fee per transaction to the Company.

[END OF FIRST SCHEDULE]






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                               THE SECOND SCHEDULE
                                 ("the Company")

1.  JURISDICTION :          British Virgin Islands.
    AND                     TYPE An International  Buisness Company incorporated
                            under   the   International    Buisness    Companies
                            Ordinance, 1984 (hereinafter "the Ordinance").

2.  NAME :                  Medical Insurance Services (Europe)S.A. or MISE S.A.
                            or  available alternative.

3.  OBJECT :                To  acquire  the  Rights  to  the  Product (both
                            described in the First Schedule), to develop a complete marketing plan in at least three European jurisdictions for the Product and to commence marketing the Product by 1st October 1997 and for this purpose the Company should have the widest objects clause permitted under the Ordinance.

 4. AUTHORISED :            US$50'000.
    CAPITAL

5.  SHARES :                Two classes of shares of one series comprising  100
                            Class A ordinary  shares without par value and 100
                            Class B ordinary shares without par value.

                            The shares will be registered only.

                            The Class A shares will have the following rights attached:

                            1.     Four votes per share.
                            2.     The right to appoint two
                                          directors.
                            3.     A first  right  of  refusal  over any
                                   Class B  shares  that a Class B
                                   shareholder  wishes to transfer at a
                                   price equal to the  proportion of
                                   the net asset value of the Company
                                   represented  by the paid in amount
                                   (capital and surplus) on the shares to
                                   be  transferred  as  determined
                                   by an  independent  accountant  in the
                                   absence of  agreement  with the
                                   disposing Class B shareholder.


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                             The Class B shares  will  have the  following
                             rights attached:

                             1.     One vote per share.
                             2.     The right to appoint one director.
                             3.     A first  right of refusal  over any
                                    Class  A  shares   that  the  Class  A
                                    shareholder  wishes to  transfer  at a
                                    price equal to the  proportion  of the
                                    net   asset   value  of  the   Company
                                    represented  by  the  paid  in  amount
                                    (capital and surplus) on the shares to
                                    be  transferred  as  determined  by an
                                    independent  accountant in the absence
                                    of agreement with the disposing  Class
                                    A shareholder.

                              A positive vote of each Class of shares shall be required to modify any of the above rights, to elect more than three directors, to create a new Class or Classes, to modify the Memorandum and Articles of Association and to liquidate the Company.

                              In all other matters, the A and B shares shall be voted as one class, decisions being taken by an absolute majority of the number of votes represented by the shares present and voting.

 6. ISSUED CAPITAL :          Health  Strategies  Limited - 25 Class A
                              ordinary shares without par value for a consideration designated as capital by the directors of $100 per share.

                              Unilabs Group Limited - 50 Class B ordinary shares without par value for a consideration designated as capital by the directors of $100 per share and surplus $40'000 per share.

 7. DIRECTORS :               Minimum of two and maximum of five, the first
                              directors to be:

                              1.     Representative of Class A Shareholder:

                              2.     Representative of Class B Shareholder:

                                     [END OF SECOND SCHEDULE]





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                               THE THIRD SCHEDULE
                            Marketing Plan Agreement

PARTIES: The Company of the one part and HSL or its nominee of the other part.

COMMENCEMENT:         1st October 1995.

DURATION:             Two years ending on 1st October 1997.

UNDERTAKINGS:         (1) The Company shall pay the remuneration specified in
                          Article V of the Memorandum of Agreement in accordance with the terms thereof.

                      (2) HSL or its nominee shall:

                          (a) Prepare a  preliminary  report for the directors
                              of the Company of the potential for application of the Product in Germany, France, Switzerland and the United Kingdom.

                          (b) For any  two of the  territories  included  in the
                              preliminary report designated by the board of directors of th Company, do the following in each territory:

                              (i)    establish a network of providers of
                                     ancillary services;

                              (ii)   negotiate  initial  contracts with an
                                     insurance health care payor;

                              (iii) identify personnel requirements of the Company and select candidates for available posts;

                              (iv) select possible office premises and when premises have been rented by the Company, set up the EDP systems; and

                              (v) prepare a business plan for the period to 1st October 1997 and a budget projection for three years thereafter.

                                       [END OF THIRD SCHEDULE]